EXHIBIT 99.1

INTERSECTIONS INC.

    For more information:
    Amy Gergely
    Intersections Inc.
    703.488.6229
    agergely@intersections.com

Intersections Inc. Reports Fourth Quarter 2004 Financial Results, Largest Single Quarter Addition of New Subscribers in Company History

CHANTILLY, Va. – February 14, 2005 – Intersections Inc. (Nasdaq: INTX) today announced financial results for the quarter and year ending December 31, 2004, including the largest single quarter addition of new subscribers in its history. Net income for the quarter ending December 31, 2004 was $3.3 million, compared to $2.5 million for the quarter ending December 31, 2003, an increase of 32.6 percent. Earnings per share (“EPS”) was $0.18 for the fourth quarter and $0.70 for the year ending December 31, 2004. Fourth quarter earnings were lowered by approximately three cents per share due to the additional fulfillment expense for the record number of new subscribers, the previously announced amendment to an agreement with a major client, and the company’s acquisition of American Background during its seasonal low period.

“We are pleased with our performance in our first year as a public company, especially our fourth quarter in which we reported a record addition of new subscribers,” said Chairman and Chief Executive Officer Michael Stanfield. “With the strong growth in our active subscriber base, which is now over 2.9 million, and our position in the marketplace, we look forward to an exciting and positive 2005.”

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4Q04 Earnings/Page 2

Fourth Quarter 2004 Financial Highlights:

•	Total subscribers increased to approximately 2.89 million as of December 31, 2004, compared to approximately 2.56 million as of September 30, 2004, an increase of 12.9 percent. Subscriber additions in the fourth quarter of 2004 were approximately 754,000, including approximately 105,000 prior period enrollments received and processed in October 2004. Even excluding the 105,000 prior enrollments, this represented the highest single quarter addition of new subscribers in our history.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased to $22.9 million for the fourth quarter of 2004 from $21.8 million for the third quarter of 2004, and from $18.0 million for the fourth quarter of 2003, an increase of 5.3 percent and 27.7 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as it normalizes the effect of changes in the mix of indirect and direct marketing arrangements and related revenue recognition.

•	Pre-tax income was $5.6 million, or 15.7 percent of revenue, for the fourth quarter of 2004, compared to $5.6 million, or 14.4 percent of revenue, for the third quarter of 2004 and $4.0 million, or 10.8 percent of revenue, for the fourth quarter of 2003.

•	Cash flow from operations for the quarter ending December 31, 2004 was over $8.7 million.

•	On November 12, 2004, we completed our acquisition of American Background Information Services, Inc. The consolidated financial results presented include the activity of American Background for the period November 12, 2004 through December 31, 2004.

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4Q04 Earnings/Page 3

Twelve Month Results:

•	Total subscribers increased 26.8 percent to approximately 2.89 million as of December 31, 2004, compared to approximately 2.27 million as of December 31, 2003.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 32.5 percent to $84.5 million for the twelve months ending December 31, 2004, from $63.7 million for the twelve months ending December 31, 2003.

•	Pre-tax income was $19.5 million, or 12.8 percent of revenue, for the twelve months ending December 31, 2004 compared to $14.6 million, or 9.9 percent of revenue, for the twelve months ending December 31, 2003.

•	Cash flow from operations for the twelve months ending December 31, 2004 was over $20.8 million. Capital expenditures for the twelve months ending December 31, 2004 were $10.3 million.

•	Our cash, cash equivalents and investment balance as of December 31, 2004 was over $52 million.

Intersections’ fourth quarter 2004 results will be discussed in more detail on February 14, 2005, at 5:00 p.m. EST via teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com or at www.fulldisclosure.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from approximately 7:00 p.m. Monday, February 14 through 11:59 p.m. Wednesday, February 16, 2004 at (888) 286-8010 (Passcode: 97124905).

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4Q04 Earnings/Page 4

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc.

Intersections Inc. is the leading provider of branded and fully-customized consumer identity theft protection and credit management services to the customers of financial institutions and financial services companies in North America. Using our technology solutions and marketing capabilities, we assist these companies in meeting the needs of their customers in an effective, efficient and ethical environment. Intersections currently provides its services to over 2.9 million subscribers in the U.S. and Canada. Learn more about Intersections at www.intersections.com.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                               Three Months Ended                  Twelve Months Ended
                                                  December 31,                         December 31,
                                         --------------------------------- ---------------------------------
                                             2004              2003               2004              2003
                                         ------------      ------------      -------------      ------------
                                                        (In Thousands, except per share data)

Revenue                                    $ 35,934            $ 36,546           $152,916         $147,306
Operating expenses:
   Marketing and commissions                 11,656              17,950             66,047           75,531
   Cost of revenue                           11,283               8,785             40,093           35,668
   General and administrative                 6,312               4,901             23,330           18,312
   Depreciation and amortization              1,296                 709              3,991            2,234
                                         ------------      ------------      -------------      ------------
Total operating expenses                     30,547              32,345            133,461          131,745
                                         ------------      ------------      -------------      ------------

Income from operations                        5,387               4,201             19,455           15,561
Interest income (expense)                       196                (250)                56           (1,008)
Other income (expense)                           51                  13                 31               12
                                         ------------      ------------      -------------      ------------

Income before income taxes
  and minority interest                       5,634               3,964             19,542           14,565
Income tax expense/(benefit)                 (2,337)             (1,477)            (7,685)           4,811
Minority interest in net loss
  of subsidiaries                                 -                   -                  -               35
                                         ------------      ------------      -------------      ------------
Net income                                 $  3,297            $  2,487         $   11,857         $ 19,411
                                         ============      ============      =============      ============

Net income per basic share                 $    .19            $    .50         $      .92         $   3.92
                                         ============      ============      =============      ============

Net income per diluted share               $    .18            $    .18         $      .70         $   1.36
                                         ============      ============      =============      ============

Weighted average common shares
  outstanding                            17,169,710           4,963,953         12,929,211        4,954,344
Dilutive effect of common stock
  equivalents                             1,335,652           9,994,717          4,587,614       10,010,513
                                         ------------      ------------      -------------      ------------
Weighted average common shares
  outstanding - assuming dilution        18,505,362          14,958,670         17,516,825       14,964,857
                                         ============      ============      =============      ============

INTERSECTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

                                                               December 31,              December 31,
                                                                  2004                       2003
                                                             ----------------          --------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                $     12,026,557            $    14,411,276
  Short term investments                                         40,171,037                          -
  Accounts receivable, net                                        9,969,709                  7,914,771
  Prepaid expenses and other current assets                       2,795,822                  1,591,575
  Deferred subscription solicitation costs                        9,185,196                  9,767,563
  Deferred tax asset                                                489,959                          -
                                                             ----------------          ---------------
           Total current assets                                  74,638,280                 33,685,185
PROPERTY AND EQUIPMENT--Net                                      15,821,136                  7,138,908
DEFERRED TAX ASSET                                                        -                  8,394,567
RESTRICTED CASH                                                           -                    140,108
GOODWILL                                                         16,268,471                          -
CUSTOMER INTANGIBLE ASSETS                                        2,000,000                          -
OTHER ASSETS                                                        382,632                    541,617
                                                             ----------------          ---------------
TOTAL ASSETS                                               $    109,110,519            $    49,900,385
                                                             ================          ===============

LIABILITIES
AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $      3,593,255            $     2,387,754
  Accrued expenses and other current liabilities                  6,050,485                  6,643,816
  Accrued payroll and employee benefits                           2,205,751                  1,939,148
  Accrued interest                                                        -                  2,016,367
  Commissions payable                                             1,932,493                  2,070,617
  Deferred revenue                                                3,691,110                  4,246,004
  Current obligations under capital leases                        1,180,823                    806,983
  Deferred tax liability                                          1,449,147                  3,230,757
                                                             ----------------          ---------------

           Total current liabilities                             20,103,064                 23,341,446
                                                             ----------------          ---------------
OBLIGATIONS UNDER CAPITAL LEASES--Less current portion             1,763,857                   972,142
OTHER LONG-TERM LIABILITIES                                         116,318                    101,684
SENIOR SECURED CONVERTIBLE NOTE                                           -                 20,000,000
MINORITY INTEREST                                                         -                         49
STOCKHOLDERS' EQUITY:
  Preferred stock                                                                                  495
  Common stock                                                      173,245                     49,640
  Deferred compensation                                             (29,506)                   (49,177)
  Additional paid-in capital                                     90,531,204                 20,888,835
  Accumulated deficit                                            (3,547,663)               (15,404,729)
                                                             ----------------          ---------------

           Total stockholders' equity                            87,127,280                  5,485,064
                                                             ----------------          ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $    109,110,519            $    49,900,385
                                                             ================          ===============

INTERSECTIONS INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

                                                                     Twelve Months Ended      Twelve Months Ended
                                                                        December 31,              December 31,
                                                                           2004                       2003
                                                                     --------------------     --------------------
                                                                                   (In Thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                                                $11,857                    $19,411
Adjustments to reconcile net income to net cash used in
operating activities
   Depreciation and amortization                                            3,991                      2,233
   Non-cash interest expense                                                  321                          -
   Compensation expense related to warrants and options                        20                         29
   Tax benefit of stock options exercised                                     743                          -
   Deferred income tax                                                      6,123                     (5,164)
   Amortization of deferred subscription solicitation costs                21,671                     22,794
   Minority interest                                                            -                        (35)
   Changes in assets and liabilities                                      (23,917)                   (28,107)
                                                                     --------------------     --------------------

        Net cash provided by operations                                    20,809                     11,161

NET CASH USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment                                     (10,350)                    (5,265)
Purchase of ABI                                                           (18,321)                         -
Investments                                                               (40,171)                         -
                                                                     --------------------     --------------------

         Net cash used in investing activities                            (68,842)                    (5,265)

 CASH FLOW FROM FINANCING ACTIVITIES:
 Issuance of common stock                                                  44,947                         19
Options exercised                                                           1,798                          -
Capital lease payments                                                     (1,097)                      (963)
                                                                     --------------------     --------------------

         Net cash provided by (used in) financing activities               45,648                       (944)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (2,385)                     4,952

CASH AND CASH EQUIVALENTS - Beginning of period                            14,411                      9,459
                                                                     --------------------     --------------------

CASH AND CASH EQUIVALENTS - End of period                                 $12,026                    $14,411
                                                                     ====================     ====================

                                                                           INTERSECTIONS INC.
                                                                               OTHER DATA
                                                                         (DOLLARS IN THOUSANDS)

                                                       Three Months Ending                   Twelve Months Ending
                                                          December 31,                           December 31,
                                                     2004              2003                  2004             2003
                                                 ------------      ------------          ------------     ------------
Depreciation & Amortization                          $ 1,296       $      709            $    3,991        $    2,233

Subscribers at beginning of period                 2,555,017        2,113,101             2,274,605         1,562,537
New subscribers - indirect  (1)                      545,150          382,733             1,609,469         1,491,282
New subscribers - direct                             209,036          197,708               805,217           793,365
Cancelled subscribers within first
   90 days of subscription                           146,069          153,028               586,680           662,058
Cancelled subscribers after first
   90 days of subscription                           277,911          265,909             1,217,388           910,521
                                                 ------------      ------------          ------------     ------------
Subscribers at end of period                       2,885,223        2,274,605             2,885,223         2,274,605
                                                 ============      ============          ============     ============

Indirect subscribers                                                                           60.1%             52.4%
Direct subscribers                                                                             39.9              47.6
                                                                                         ------------     ------------
Subscribers at end of period                                                                  100.0%            100.0%
                                                                                         ============     ============

Total revenue                                        $35,934 (2)   $   36,546            $  152,916        $  147,306
Revenue from transactional sales                      (1,363)          (1,332)               (3,093)          (18,450)
Revenue from lost/stolen credit card registry            (20)             (22)                  (85)              (93)
                                                 ------------      ------------          ------------     ------------
Subscription revenue                                 $34,551       $   35,192            $  149,738        $  128,763
                                                 ============      ============          ============     ============

Marketing and commissions                            $11,656         $17,9502            $   66,047        $   75,531
Commissions paid on transactional sales                  (27)            (712)                 (759)          (10,475)
Commissions paid on lost/stolen credit card
   registry                                               (2)              (2)                   (9)              (12)
                                                 ------------      ------------          ------------     ------------
Marketing and commissions associated with
   subscription revenue                              $11,627       $   17,236            $   65,279        $   65,044
                                                 ============      ============          ============     ============

Subscription revenue, net of marketing and
   commissions associated with subscription
   revenue                                           $22,924       $   17,956            $   84,459        $   63,719
                                                 ============      ============          ============     ============

Indirect revenue                                        41.6%            33.8%                 40.5%             31.7%
Direct revenue                                          58.4             66.2                  59.5              68.3
                                                 ------------      ------------          ------------     ------------
Subscription revenue, net of marketing and
   commissions associated with subscription
   revenue                                             100.0%           100.0%                100.0%            100.0%
                                                 ============      ============          ============     ============
(1)	Included in our fourth quarter new subscribers are approximately 105,000 subscriber enrollments that were not received by us until October due to a processing delay at another company. We fulfilled these subscribers in the fourth quarter of 2004.

(2)	Total revenue was lower in the fourth quarter of 2004 compared to the fourth quarter of 2003 due to a change in revenue recognition as a result of revised pricing terms to a marketing and services agreement with one of our clients that was effective September 1, 2004.

Contact:

Intersections Inc.

Debra Hoopes
(703) 488-6184
dhoopes@intersections.com

Amy Gergely
(703) 488-6229
agergely@intersections.com